                                                                    EXHIBIT 10.4


                            LIFEPOINT HOSPITALS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

                        GRANT NUMBER N <<OPTION NUMBER>>

         THIS AGREEMENT is made and entered into on this <<DAY>> day of
<<MONTH>>, <<YEAR>>, by and between LifePoint Hospitals, Inc. (the
"Corporation"), and <<OPTIONEE>> (the "Optionee"), in connection with the grant of an Option under the LifePoint Hospitals, Inc. 1998 Long Term Incentive Plan (the "Plan") that was made on <<DATE OF GRANT>> (the "Date of Grant").

         The Corporation established the Plan effective November 5, 1998. The Optionee is an employee of the Corporation or one of its Subsidiaries and is eligible to receive this option under the terms of the Plan. The Corporation desires to encourage the Optionee to own Stock for the purposes stated in
Article 1 of the Plan. The Corporation intends that the Option to acquire common stock of the Corporation granted to the Optionee pursuant to this Agreement be treated as an Nonqualified Option under the Plan. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of the Option granted by the Corporation pursuant to the authority specified under the Plan:

         1. Grant of Option. Subject to the terms and conditions set forth herein, the Corporation has granted to Optionee an Option to purchase from the Corporation <<SHARES>> shares of Stock at a price of <<PRICE>> per share. This price is subject to adjustment as provided in Section 3.2 of the Plan. This Option expires at the close of business on <<EXPIRATION DATE>>, unless it expires sooner pursuant to Paragraph 6. Upon expiration, the Option (to the extent not previously exercised) shall be cancelled and shall be of no further force or effect. Except as otherwise provided in Paragraph 6 or in the Plan, this Option is exercisable at any time prior to the date it expires with respect to the number of shares of Stock shown in the schedule below.

                   On and After                   Shares Subject to Exercise
                   ------------                   --------------------------
                 <<VEST DATE 1>>                      <<SHARE 1>> SHARES
                 <<VEST DATE 2>>                ADDITIONAL <<SHARE 2>> SHARES
                 <<VEST DATE 3>>                ADDITIONAL <<SHARE 3>> SHARES
                 <<VEST DATE 4>>                ADDITIONAL <<SHARE 4>> SHARES

         2. Method of Exercise. The exercise of this Option is subject to the Optionee's execution of a written shareholders agreement that generally applies to some or all of the shareholders of the Corporation, payment of the exercise price stated in Paragraph 1, and making arrangement for any required tax withholdings in a method that is acceptable to the Corporation or the Committee. Payment of the exercise price for the Option Shares shall be made (i) in cash or by cash equivalent, (ii) by delivery of Common Stock that has been held by the Optionee for at least six months, (iii) with the assistance of a broker (reasonably acceptable to the Corporation) through a credit transaction involving Shares to be acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (iv) by a combination of the foregoing. In addition, at the time of exercise, as a condition of delivery of the Option Shares, the Optionee shall remit to the

Corporation all required federal, state and local withholding tax amounts in any manner permitted for the payment of the exercise price as provided above. The Optionee may exercise this Option in whole or in part, from time to time, with respect to the number of whole shares of Stock that can be purchased at such time in accordance with Paragraph 1, by actual delivery of written notice to the Secretary of the Corporation in accordance with procedures that are established from time to time by the Committee. Information regarding such procedures shall be made available to the Optionee upon request.

         3. Restriction on Transfer of Option. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by (i) will or by the laws of descent and distribution or (ii) to a "family member" (as defined below), provided that such transfer is made for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Optionee. In the event an Optionee becomes legally incapacitated, the Option shall be exercisable by his legal guardian, committee or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee's executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

                  (a) For purposes hereof, a "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

                  (b) No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, except as provided above, the Option shall be exercisable only by the Optionee, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by the Optionee's guardian or legal representative. In the event of any transfer of an Option to a family member in accordance with the provisions of this Paragraph 3, such family member shall thereafter have all rights that would otherwise be held by such Optionee (or by such Optionee's guardian, legal representative or beneficiary), except as otherwise provided herein. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         4. Status of Optionee.

                  (a) The Optionee shall not have any privileges of a stockholder of the Corporation with respect to any Option Shares subject to (but not yet acquired upon valid exercise of) the Option, nor shall the Corporation have any obligation to issue any dividends or otherwise afford, with respect to such Option Shares, any rights to which holders of Common Stock are entitled, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

                  (b) Nothing in this Award Agreement or the Option shall confer upon the Optionee any right to continue as an employee of the Corporation or to interfere in any way with the right of the Corporation to terminate the Optionee's employment at any time.

         5. Adjustments. If at any time while the Option is outstanding, there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change the Corporation's capital or debt structure affecting the Common Stock, including merger, consolidation, conveyance of any or all assets, dissolution, liquidation, windup or other reorganization, the number and kind of Option Shares and/or the exercise price of such Option Shares shall be adjusted in accordance with the provisions of the Plan.

         6. Termination of Service. If Optionee's employment with the Corporation (including any parent or subsidiary, as defined under section 424 of the Code) is terminated for any reason prior to the occurrence of any otherwise applicable vesting date provided in Paragraph 1, the Optionee shall forfeit his interest in the Option to the extent that it has not yet become vested and exercisable, but shall have the right to exercise the vested portion of the Option until the expiration of the Option Term or, if sooner, through the appropriate period specified below:

                  (a) If Optionee's employment is terminated for any reason other than cause (as defined below), death, Disability (as defined below) or retirement (as defined below), the Optionee shall retain the right to exercise the Option, to the extent exercisable on the date of such termination, for three months after the effective date of such termination, and thereupon the Option shall expire.

                  (b) If Optionee's employment is terminated due to death or Disability (as defined below), the Optionee shall retain the right to exercise the Option, to the extent exercisable on the date of such termination, for one year after the effective date of such termination of service, and thereupon the Option shall expire. For purposes hereof, "Disability" shall mean the inability of the Optionee, after reasonable accommodation, to perform Optionee's required duties for a period equal to or in excess of the waiting period under the Corporation's long term disability insurance policy, as determined in good faith by the Board.

                  (c) In the event the Optionee's employment shall terminate by retirement (i.e., termination after the Optionee has attained age 65, or has attained age 55 with 10 years of service), the Option may be exercised within 36 months after the Optionee's retirement, to the extent exercisable on the date of Option's retirement, and thereupon the Option shall expire.


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

                  (d) If Optionee's service as an employee is terminated by the Corporation for Cause (as defined below), any Option that is vested as of such termination date shall remain exercisable for 30 calendar days following such termination. For purposes hereof, "Cause" shall mean: (i) the conviction of the Optionee of a felony under the laws of the United States or any state thereof, whether or not appeal is taken, as determined by the Board of Directors in good faith; (ii) the conviction of the Optionee for a violation of criminal law involving the Corporation and its business that materially damages the Corporation as determined by the Board in good faith; (iii) the willful misconduct of the Optionee, or the willful or continued failure by the Optionee (except in the case of a Disability) to substantially perform his duties hereunder, in either case which has a material adverse effect on the Corporation as determined by the Board in good faith; (iv) the willful fraud or material dishonesty of the Optionee in connection with the performance of the Optionee's duties to the Corporation and involving the finances of the Corporation as determined by the Board in good faith; (v) the Optionee's repeated use of alcohol in a manner which in the opinion of the Board materially impairs the ability of the Optionee to effectively perform the Optionee's duties and obligations owed to the Corporation, or the illegal use, possession, or sale of, or impaired performance due to the illegal use of, controlled substances; or
(vi) a violation of the Corporation's policies on sexual or other illegal harassment of a Corporation employee by the Optionee as determined by the Board in good faith; provided, however, in no event shall the Optionee's employment be considered to have been terminated for "Cause" unless and until the Optionee receives written notice from the Corporation stating the acts or omissions constituting Cause and the Optionee has the opportunity to cure to the Corporation's satisfaction any such acts or omissions (in the case of (iii), (v) or (vi) above) within 30 days of the Optionee's receipt of such notice.

         7. Investment Representation. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Corporation that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Corporation with such further representations and warranties as the Corporation may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Option Shares shall be purchased upon the exercise of the Option unless and until the Corporation and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Corporation reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

         8. Change in Control. Upon the occurrence of a Change in Control, as defined in Section 12.2 of the Plan, this Option shall be subject to the following, notwithstanding any contrary provisions contained in Section 12.1 of the Plan:


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

                  (a) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes this Option at the time of the Change in Control, or substitutes Awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in
Section 12 for those outstanding under the Plan), and the employment of the Participant is terminated without Cause or for Good Reason within 18 months after the effective date of the Change in Control event, this Option shall become fully vested and exercisable to the extent not previously forfeited. The terms "Cause" and "Good Reason" shall have the same meanings as the same or similar terms in any written employment agreement between the Participant and the Corporation or Subsidiary. In the absence of such a written agreement, such terms shall be defined as follows for purposes of this Paragraph 8:

                           (1) "Cause" means involuntary termination of
                   employment due to: (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of the Corporation, (ii) commission of an act of fraud, embezzlement, or material dishonesty against the Corporation or any Subsidiary, or (iii) intentional neglect of the responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from the Corporation detailing the acts of neglect.

                           (2) "Good Reason" means voluntary termination of
                  employment by the Participant because the terms of employment are modified so that the position is not substantially equivalent to the position held immediately prior to the time of the Change in Control. A position is "substantially equivalent" if it is the same or better than the position to which it is being compared. A position is not substantially equivalent unless (i) the cash compensation offered is the same or higher than that earned immediately prior to the Change in Control, (ii) deferred compensation, incentive and equity compensation, and health and welfare benefits are, in the aggregate, similar to those provided immediately prior to the Change in Control, and (iii) the position does not require the Participant to relocate or to commute more than 30 miles each way to the place of employment. The Participant's right to voluntarily terminate employment for "Good Reason" expires 180 days after beginning employment in the position that is not "substantially equivalent" to the Participant's prior position.

                  (b) In the event that this Option is not assumed as a result of the Change in Control, as provided in Paragraph 8(a), then (i) this Options shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited and, to the extent not exercised, shall be terminated upon the completion of the transaction that is the Change in Control event.

                  (c) Notwithstanding the provisions herein regarding the acceleration of the right to exercise this Option upon a Change in Control, a portion of the acceleration of vesting described in this Paragraph 8 shall not occur with respect to this Option to the extent such acceleration of vesting would cause the Optionee or holder of such Option to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to


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

section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply to the extent that the shareholders of the Corporation or the acquirer approve the acceleration of vesting hereunder in a manner that satisfies section 280G(b)(5)(B) of the Code, or to the extent that the Optionee is a party to an agreement in which the Optionee is fully indemnified or otherwise held harmless for the taxes that result from section 4999 of the Code.

                  (d) Except as modified by this Paragraph 8, the provisions of
Article 12 of the Plan shall otherwise apply to this Option upon the occurrence of a Change in Control.

         9. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

         10. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and any amendments thereto, has been delivered or made available to the Optionee and shall be deemed to be a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms "Article" or "Section" generally refer to provisions within the Plan. The term "Paragraph" generally refers to a provision of this Agreement.

         11. Notices. Any notice hereunder by the Optionee shall be given to the Corporation in writing and such notice shall be deemed duly given only upon receipt thereof at the Corporation's office at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, or at such other address as the Corporation may designate by notice to the Optionee. Any notice hereunder by the Corporation shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Corporation.

         12. Information Confidential. As partial consideration for granting of this Option, the Optionee agrees that he or she will keep confidential all information and knowledge that the Optionee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         13. Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.


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

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Participant has set his hand hereto, to be effective on the Date of Grant of the Option, as defined herein.


                                       LIFEPOINT HOSPITALS, INC.


                                       By:
                                              -----------------------------

                                       Title:
                                              -----------------------------


                                       OPTIONEE

                                       ------------------------------------
                                       <<OPTIONEE>>






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